UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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J.W. Mays, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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J.W. MAYS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 25, 2008

October 13, 2008

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of J.W. Mays, Inc. (the “Company”) on Tuesday, November 25, 2008 at 10:00 A.M., New York time, at the offices of the Company, 9 Bond Street, Brooklyn, New York. The purpose of the meeting will be to:

1. Fix the number of directors to be elected at seven;

2. Elect seven directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The Board has nominated Mark S. Greenblatt, Lance D. Myers, Dean L. Ryder, Jack Schwartz, Lloyd J. Shulman, Sylvia W. Shulman and Lewis D. Siegel, all current directors;

3. Ratify the appointment of D’Arcangelo & Co., LLP, the independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending July 31, 2009. D’Arcangelo & Co., LLP, served in this same capacity for the fiscal year ended July 31, 2008; and

4. Transact such other business as may properly come before the meeting and any adjournment thereof. Please note that we are not aware of any such business.

The Board of Directors has fixed the close of business October 3, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the 2008 Annual Meeting of Shareholders or any adjournment thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER YOU MAY HOLD. PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE SELF-ADDRESSED ENVELOPE ENCLOSED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU ARE PRESENT.

By order of the Board of Directors, SALVATORE CAPPUZZO Secretary

J.W. MAYS, INC.
9 Bond Street
Brooklyn, New York 11201

PROXY STATEMENT

The Proxy and the Solicitation

This Proxy Statement and accompanying form of proxy are first being sent to shareholders commencing on or about October 13, 2008. The enclosed form of proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held November 25, 2008 (including any adjournment). You may revoke your proxy and claim your right to vote up to and including the meeting by written notice given to the Secretary of the Company. Proxies in the accompanying form which are properly executed by shareholders, duly returned to the Company or its agent, and not revoked, will be voted in the manner specified thereon.

Outstanding Voting Stock

Each of the 2,015,780 outstanding shares of common stock, par value $1 per share (the only class of voting security), of the Company (net of 162,517 shares held as treasury stock, which shares cannot be voted) held of record on October 3, 2008, is entitled to one vote on each of the matters to be acted upon at the meeting or any adjournment thereof.

Security Ownership of Certain Beneficial Owners and Management

Reference is made to the information under the caption “Information Concerning Nominees for Election as Directors” for a statement of the direct beneficial ownership of the Company’s shares of common stock by its director nominees. The address for each of such nominees and persons hereinafter mentioned is c/o J.W. Mays, Inc., 9 Bond Street, Brooklyn, New York 11201. The information below is given as of September 12, 2008.

To the best of the Company’s knowledge, the following persons were the beneficial owners or were part of a group which was the beneficial owner of more than 5% of the outstanding common stock of the Company, as of September 12, 2008.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership in J.W. Mays, Inc. as of September 12, 2008		Percent of Class
Weinstein Enterprises, Inc 961 Route 52 Carmel, New York 10512		(1)	(1)
Subsidiaries of Weinstein Enterprises, Inc.:
Gailoyd Enterprises Corp.	670,120	(1)	33.24%
961 Route 52 Carmel, New York 10512
Celwyn Company, Inc	240,211	(1)	11.92%
961 Route 52 Carmel, New York 10512

	910,331		45.16%

(Footnotes on pages 2, 3 and 4)

Name of Beneficial Owner	Through Weinstein Enterprises	Direct	Total	Percent of Class
Sylvia W. Shulman(2) (3) (4)	403,536.26	42,201	445,737.26	22.11%
Lloyd J. Shulman(3) (4)	203,689.46	45,098	248,787.46	12.35%
Shulman Trustees FBO Lloyd J. Shulman(3) (4)	62,096.18		62,096.18	3.08%
Gail S. Koster(4)	128,270.16		128,270.16	6.37%
Shulman Trustees FBO Gail S. Koster(4)	52,896.74		52,896.74	2.62%
Koster Family Partnership L.P. Gail Koster(4)		9,285	9,285.00	.46%
J. Weinstein Foundation, Inc.(5)		140,568	140,568.00	6.97%

Sub-total	850,488.80	237,152	1,087,640.80	53.96%
Lloyd J. Shulman and Gail S. Koster as Co-Trustees FBO Linda B. Felmus Jessogne(6)	36,843.62		36,843.62	1.83%
Shulman Trustees FBO Linda B. Felmus Jessogne(6)	22,998.58		22,998.58	1.14%

Total	910,331.00	237,152	1,147,483.00	56.93%

(1)

Weinstein Enterprises, Inc., a Delaware corporation (“Enterprises”), is the beneficial owner of 910,331 shares (45.16%) of the outstanding common stock of the Company through its two wholly-owned subsidiaries: (i) Gailoyd Enterprises Corp., a Delaware corporation (“Gailoyd”), which directly owns 670,120 shares (33.24%) of the outstanding common stock of the Company and (ii) Celwyn Company, Inc., a Delaware corporation (“Celwyn”), which directly owns 240,211 shares (11.92%) of the outstanding common stock of the Company.

(2)

Sylvia W. Shulman directly owns 42,201 shares of the outstanding common stock of the Company. She also beneficially owns 403,536.26 shares of the outstanding common stock of the Company through her beneficial ownership of 1,759 shares (44.33%) of Enterprises, which includes 1,606 shares (40.47%) held by Sylvia W. Shulman and Lloyd J. Shulman as trustees for the benefit of (FBO) Sylvia W. Shulman and 153 shares (3.86%) held directly, for a total of 445,737.26 shares (22.11%). (Sylvia W. Shulman is the daughter of the late Joe Weinstein, founder of the Company).

(3)

Lloyd J. Shulman directly owns 45,098 shares of the outstanding common stock of the Company. He also beneficially owns 203,689.46 shares of the outstanding common stock of the Company through his beneficial ownership of 887.875 shares (22.38%) of Enterprises, and Sylvia W. Shulman and Lloyd J. Shulman as Co-Trustees FBO Lloyd J. Shulman pursuant to the will of the late Celia Weinstein own 62,096.18 shares (3.08%) of the outstanding common stock of the Company through the beneficial ownership of 270.675 (6.82%) of Enterprises for a total of 310,883.64 shares (15.43%). Sylvia W. Shulman and Lloyd J. Shulman are trustees of the Lloyd J. Shulman Trust.

(4)	The Shulman family beneficially owns 947,072.80 shares (46.99%) of the outstanding common stock of the Company both directly and through Enterprises.

This total includes:

			Number of Shares	Percent of Class

a)	Sylvia W. Shulman owns:
	1.	Directly	42,201.00	2.09%
	2.	Through her beneficial ownership of 1,759 shares (44.33%) of Enterprises	403,536.26	20.02%
b)	Lloyd J. Shulman owns:
	1.	Directly	45,098.00	2.24%
	2.	Through his beneficial ownership of 887.875 shares (22.38%) of Enterprises	203,689.46	10.11%
c)	Shulman Trustees FBO Lloyd J. Shulman pursuant to the will of the late Celia Weinstein (Sylvia Shulman and Lloyd Shulman as Co-Trustees) through the beneficial ownership of 270.675 shares (6.82%) of Enterprises		62,096.18	3.08%
d)	1.	Koster Family Partnership L.P. Gail S. Koster—direct	9,285.00	.46%
	2.	Gail S. Koster (daughter of Sylvia W. Shulman and the late Max L. Shulman, former chairman of the board) through the beneficial ownership of 559.125 shares (14.09%) of Enterprises	128,270.16	6.37%
e)	Sylvia W. Shulman and Lloyd J. Shulman as Co-Trustees FBO Gail S. Koster pursuant to the will of the late Celia Weinstein (Sylvia Shulman and Lloyd Shulman as Co-Trustees) through the beneficial ownership of 230.575 shares (5.81%) of Enterprises		52,896.74	2.62%

	Total		947,072.80	46.99%

(5)

J. Weinstein Foundation, Inc. directly owns 140,568 shares (6.97%) of the outstanding common stock of the Company. Sylvia W. Shulman and Lloyd J. Shulman, as officers and directors of J. Weinstein Foundation, Inc., share voting power as to these shares and consequently, may be deemed to be the beneficial owners thereof, although the table set forth above does not include such shares as beneficially owned by such persons.

(6)	Linda B. Felmus Jessogne beneficially owns 59,842.20 shares (2.97%) of the outstanding common stock of the Company through two separate income trusts. This total includes:

(a)

Lloyd J. Shulman and Gail S. Koster as Co-Trustees FBO Linda B. Felmus Jessogne under the will of the late Florence W. Felmus own 36,843.62 shares (1.83%) of the outstanding common stock of the Company through the beneficial ownership of 160.60 shares (4.05%) of Enterprises.

(b)

Sylvia W. Shulman and Lloyd J. Shulman as Co-Trustees FBO Linda B. Felmus Jessogne under the will of the late Celia Weinstein own 22,998.58 shares (1.14%) of the outstanding common stock of the Company through the beneficial ownership of 100.25 shares (2.53%) of Enterprises.

To the best of the Company’s knowledge, the directors and executive officers of the Company considered as a group beneficially owned the following amount of outstanding common stock of the Company as of September 12, 2008:

	Amount and Nature of Beneficial Ownership in J.W. Mays, Inc.	Percent of Class
All directors and executive officers of the Company considered as a group (6 persons)	898,613.90*	44.58%

*

This total includes 756,620.90 shares (37.54%) derived from the Shulmans’ beneficial holdings, excluding those of Gail S. Koster; Sylvia W. Shulman and Lloyd J. Shulman as Co-Trustees FBO Gail S. Koster; and the Koster Family Partnership L.P. Gail Koster; and also includes 140,568 shares (6.97%) of the outstanding common stock of the Company owned directly by J. Weinstein Foundation, Inc. together with 1,425 shares (.07%) owned by other officers and directors. Moreover, the directors of the Company who are also directors of Enterprises may, because of their power to vote a majority of the shares in Enterprises, be considered to be the beneficial owners of the 910,331 shares (45.16%) of the outstanding common stock of the Company held by Enterprises.

Other Principal Non-Affiliated Holders of Common Stock

To the best of the Company’s knowledge, the following “persons” were the beneficial owners or were part of a group which was the beneficial owner of more than 5% of the Company’s outstanding common stock, other than those set forth above, as of September 12, 2008:

	Amount and Nature of Beneficial Ownership in J.W. Mays, Inc.	Percent of Class
Estate of Sol Goldman	271,200(1)	13.45%
c/o Simpson Thacher & Bartlett 425 Lexington Avenue New York, New York 10017
Estate of Lillian Goldman	182,800(2)	9.07%
640 Fifth Avenue New York, New York 10019

(1)

The number of shares shown above has been obtained from Amendment No. 9 to Schedule 13D, the most recent amendment which was dated March 28, 2003, as filed with the Securities and Exchange Commission on behalf of each of Jane H. Goldman, Allan H. Goldman and Louisa Little as Co-Executors of the Estate of Sol Goldman.

(2)

The number of shares shown above has been obtained from Amendment No. 9 to Schedule 13D, the most recent amendment which was dated March 28, 2003, as filed with the Securities and Exchange Commission on behalf of each of Jane H. Goldman, Allan H. Goldman, Amy P. Goldman and Diane Goldman Kemper as Co-Executors of the Estate of Lillian Goldman.

Proposal to Fix the Number of Directors at Seven

Directors are to be elected to serve until the next Annual Meeting of Shareholders and until the election and qualification of their respective successors. The By-Laws provide that, prior to the election of directors at each Annual Meeting of Shareholders, the number of directors to be elected at such meeting for the ensuing year shall be fixed by the shareholders by a majority vote of the shares represented at the meeting in person or by proxy within the limits fixed by the Certificate of Incorporation which provides for a minimum of three and a maximum of eleven. The Board of Directors recommends the election of seven directors and, except as discussed below, all proxies received pursuant to this solicitation will be voted for that number of directors. The affirmative vote of a majority of the shares represented in person or by proxy is required to fix the number of directors at seven.

Information Concerning Nominees for Election as Directors

It is intended that proxies received pursuant to this solicitation will be voted for the election of the following nominees, unless for any reason any such nominee shall not be available for election, in which event the proxies will be voted in favor of the remainder of those nominated, and may be voted for substitute nominees in place of those who are not candidates or to reduce (but not below three) the number of directors to be elected. Each of the nominees has consented to serve as a director, if elected, and it is contemplated that all of the nominees will be available for election as directors.

The following information is given as of September 12, 2008 with respect to each nominee for election as a director. Such information has been furnished by the nominees. The table shows their respective ages in parentheses, the positions and offices held with the Company, the period served as a director, their relevant business experience, including their principal occupations and employment during that period, their direct beneficial ownership and percentage of the Company’s outstanding shares owned [excluding shares which may be deemed to be beneficially owned as set forth under the caption “Security Ownership of Certain Beneficial Owners and Management” (pages 1 to 4)], and other directorships in public companies. However, none of the directors are a director of another public company. Sylvia W. Shulman is the mother of Lloyd J. Shulman.

Name, Age, Business Experience and Directorships	First Elected Director	Shares Directly Owned Beneficially as of September 12, 2008
		Number	Percent of Class
Mark S. Greenblatt (54)	August, 2003	202	.01%

Vice President and Treasurer, J.W. Mays, Inc.; from August 2000 to August 2003, Vice President and Assistant Treasurer; from November 1987 to August 2000, Assistant Treasurer; Trustee of the J.W. Mays, Inc. Retirement Plan and Trust.

Lance D. Myers† (57)	August, 1997	—	—
Partner, Holland & Knight LLP 2003 to present; Senior Counsel, Holland & Knight LLP 2000 to 2002. Partner in the law firm of Cullen and Dykman 1986 to 1999.
Dean L. Ryder (62)	November, 1999	—	—
President, Putnam County National Bank.
Jack Schwartz† (86)	November, 1987	100	.005%
Private Consultant; January 1986 to September 1989, Consultant, The Brooklyn Union Gas Company.
Lloyd J. Shulman† (66)	November, 1977	45,098(1)	2.24%

Chairman of the Board and President, Chief Executive Officer and Chief Operating Officer, J.W. Mays, Inc.; from June 1995 to November 1996, Co-Chairman of the Board and President, Chief Executive Officer and Chief Operating Officer; from November 1978 to June 1995, President and Chief Operating Officer, and prior to November 1978, Senior Vice President, J.W. Mays, Inc.; Trustee of the J.W. Mays, Inc. Retirement Plan and Trust.

Sylvia W. Shulman (90)	February, 1965	42,201(1)	2.09%
Retired; Prior to January 1989, Fashion Director and Merchandiser of Boutique Shops, J.W. Mays, Inc.
Lewis D. Siegel (77)	November, 1986	—	—

Senior Vice President—Investments, Smith Barney Citigroup since August 1989; from 1973 to August 1989, Vice President, Thomson McKinnon Securities Inc.; Trustee of the J.W. Mays, Inc. Retirement Plan and Trust.

†	Member of Executive Committee

(1)

Reference is made to the caption “Security Ownership of Certain Beneficial Owners and Management” (pages 1 to 4) for information relating to beneficial ownership of holders owning more than 5% of the outstanding common stock of the Company.

Board of Directors Meetings and Committees

The Board of Directors of the Company holds regular quarterly meetings to review significant developments affecting the Company and to act on matters requiring Board approval. During fiscal 2008, the Board held four regular meetings and one special meeting. The Company has established various committees including an Executive, an Audit, an Investment Advisory, an Executive Compensation, a Disclosure Committee and a Nominating Committee.

Executive Committee—This Committee during fiscal 2008 consisted of Lloyd J. Shulman (Chairman), Lance D. Myers, and Jack Schwartz. This Committee may exercise all the powers of the Board when it is not in session, except as otherwise provided in a resolution, by statute or By-Law. This Committee did not meet during fiscal 2008.

Audit Committee—This Committee during fiscal 2008 consisted of the following non-employee, “independent” members of the Board: Jack Schwartz (Chairman), Dean L. Ryder, and Lewis D. Siegel. We

have determined that Dean L. Ryder qualifies as an “audit committee financial expert” under applicable SEC and FINRA rules and regulations.

The Audit Committee, which met five times during fiscal 2008, is responsible for such matters as recommending to the Board of Directors a firm of independent registered auditors to be retained for the ensuing year by the Company and its subsidiaries, reviewing the scope and results of annual audits, reviewing the auditors’ recommendations to management and the response of management to such recommendations, the internal audit reports, and the adequacy of financial and accounting control mechanisms employed by the Company. The Committee also reviews and approves any non-audit related services rendered to the Company and its subsidiaries by the independent registered public accounting firm including their fees. The Committee is prepared to meet at any time upon request of the independent registered public accounting firm to review any special situation arising in relation to any of the foregoing subjects.

Investment Advisory Committee—This Committee, during fiscal 2008, consisted of the entire Board of which Lloyd J. Shulman is Chairman. The Committee meets as necessary on the call of the Chairman. The Committee did not meet during fiscal 2008. The Committee reviews and makes recommendations concerning the investment choices available with safety of principal, high yields and liquidity as the prime objectives.

Executive Compensation Committee—This Committee, during fiscal 2008, consisted of Lance D. Myers, Dean L. Ryder, Jack Schwartz, and Lewis D. Siegel, all “independent” non-employee directors. The Committee recommends to the Board the establishment and modification of executive compensation plans and programs. It considers and recommends to the Board remuneration arrangements for the Chief Executive Officer, as well as the compensation for the other executive officers. The Committee met once during fiscal 2008.

Each director attended 100% of the aggregate meetings of the Board and the Committees (if a member thereof) held during fiscal 2008, except Sylvia W. Shulman who attended 40% of the meetings.

Disclosure Committee—This Committee was formed March 19, 2003 and consists of Lance D. Myers (Special Counsel), Mark S. Greenblatt (Vice President and Treasurer) and Ward N. Lyke, Jr. (Vice President and Assistant Treasurer). The Committee reviews all financial reports and other required disclosures, assesses the materiality of information and ensures that internal controls are sufficient before the reports are submitted to the Audit Committee for final review prior to the filing with the Securities and Exchange Commission. The Committee met four times during fiscal 2008. The Company’s Board has approved a Disclosure Committee Charter.

Nominating Committee—This Committee was formed October 12, 2004 and consists of Lance D. Myers, Dean L. Ryder, Jack Schwartz, and Lewis D. Siegel, all “independent” non-employee directors. The Nominating Committee will assist the Board in the selection of Board members. The Company’s Board has approved a Nominating Committee Charter.

Executive Compensation

Overview

The Compensation Committee of the Board of Directors is responsible for developing and determining the Company’s executive compensation policies and administering the Company’s executive compensation plans. Additionally, the Compensation Committee determines the compensation to be paid to each of the principal executive officer and the principal financial officer of the Company (such executives who served during the fiscal year ended July 31, 2008 are hereinafter referred to as “named executive officers”), as well as other key employees.

Compensation Philosophy and Objectives

The Compensation Committee considers the ultimate objective of an executive compensation program to be in the creation of stockholder value. An effective executive compensation program pursues this objective by (i) aligning each executive officer’s interests with those of stockholders by rewarding each executive officer based on the Company’s performance and (ii) insuring the Company’s continued ability to hire and retain superior employees in key positions by insuring that compensation provided to such employees remains competitive with the compensation paid to employees with similar responsibilities and experience working for companies of comparable size, capitalization, and complexity.

Determination of Compensation Awards

The Compensation Committee has the primary authority to determine the compensation awards available to the named executive officers other than the Company’s Chief Executive Officer (with respect to whom it has sole authority). To assist the Compensation Committee in making such determinations, the Chief Executive Officer conducts an annual performance review with each of the named executive officers in which each such officer provides the Chief Executive Officer with input about his or her contributions to the Company’s business during the given fiscal year. Subsequently, the Chief Executive Officer provides compensation recommendations to the Compensation Committee regarding each of such officers.

The Compensation Committee conducts an annual review of the Chief Executive Officer’s performance prior to making its determination. During this review, the Compensation Committee considers the Company’s performance in the following categories: the performance of the Common Stock, the achievement of agreed upon objectives such as increased rental revenues, and other business performance improvements.

Base Salary

Salary levels for the Company’s executive officers are established principally on the basis of the executive’s position. In each case, consideration is given both to the personal factors such as the individual’s record and the responsibility associated with the position, and the prevailing conditions in the geographic area where the executive’s services are performed.

The Committee recognized the changing real estate market but believes executive officers’ base salaries, approved by the Board, are at or below competitive base salary levels.

The Committee in determining future base salary increases will consider the Company’s performance under the then existing conditions and the then competitive conditions in the labor market.

The Company has no incentive compensation program or stock option plan.

Retirement Plan

The Board of Directors adopted The J. W. Mays, Inc. Retirement Plan and Trust (“Plan”) effective August 1, 1991. The Board of Directors believes that the Plan will strengthen the ability of the Company to attract and retain employees (exclusive of those employees covered by a collective bargaining agreement) and increase such individuals’ incentive to contribute to the Company’s future success.

The Company’s contribution to the Plan is an amount equal to 15% of each participants compensation plus 5.7% of each participant’s compensation in excess of the contribution and benefit base in effect under Section 230 of the Social Security Act for each year, subject to a compensation limit of $225,000.

Other Benefits

The Company provides the named executive officers with medical insurance, life insurance and disability benefits that are generally made available to the Company’s employees to ensure that the Company’s employees have access to basic healthcare and income protection for themselves and their family members.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by the named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lloyd J. Shulman	2008	$259,726	$—	$—	$—	$—	$41,018	$—	$300,744
Chairman of the Board and President, Chief	2007	237,654	—	—	—	—	40,171	—	277,825
Executive Officer and Chief Operating Officer	2006	226,428	—	—	—	—	38,340	—	264,768
Mark S. Greenblatt	2008	207,528	9,600	—	—	—	34,808	—	251,936
Vice President and Treasurer	2007	189,495	30,000	—	—	—	39,438	—	258,933
	2006	179,382	18,000	—	—	—	35,497	—	232,879
Ward N. Lyke, Jr.	2008	172,665	8,100	—	—	—	31,660	—	212,425
Vice President and Assistant Treasurer	2007	159,940	—	—	—	—	27,591	—	187,531
	2006	155,687	15,600	—	—	—	30,152	—	201,439
George Silva	2008	145,659	6,750	—	—	—	25,815	—	178,224
Vice President—Operations	2007	132,238	30,000	—	—	—	28,069	—	190,307
	2006	127,107	12,750	—	—	—	23,663	—	163,520

Employment Contracts and Severance Agreements

Each of the above executives received a three-year employment agreement, subject to earlier termination, which became effective August 1, 2005. The employment contracts were extended for an additional three- year period, effective August 1, 2008. The base annual salary during the first year of the extended period is as follows: Lloyd J. Shulman $254,000; Mark S. Greenblatt $204,000; Ward N. Lyke, Jr. $168,000; George Silva $143,000. Each executive is entitled to increases and an annual bonus as determined by the Board of Directors. Each executive officer is restricted from competing with the Company, inducing any person employed by the Company to join a competitor, or using the confidential information in a manner adverse to the Company during his term of employment and for a period of 24 months following termination of his employment. The geographic scope of the restrictive covenant is a fifteen (15) mile radius of the then principal place of business of the Company. Each executive officer will continue to be paid his compensation even if he becomes permanently disabled (as such term is defined in the employment agreement).

Compensation of Directors

A director who is an employee of the Company is not compensated for services as a member of the Board of Directors or any committee thereof. In 2008, Directors who were not employees received (i) a cash retainer of $2,875 per quarter; (ii) a fee of $1,500 each meeting of the Board of Directors; (iii) a fee of $1,100 for each Audit Committee meeting attended; (iv) a fee of $550 for each Compensation Committee, each Executive Committee and each Nominating Committee meeting attended; and (v) a fee of $500 for each Investment Advisory Committee meeting attended. The Audit Committee Chairman and Compensation Committee Chairman receive additional $750 per meeting. Each non-employee director also receives an annual expense allowance of $500, payable $125 quarterly.

The following table sets forth information with respect to compensation earned by or awarded to each Director of the Company who is not a named executive officer and who served on the Board of Directors during the fiscal year ended July 31, 2008.

Name	Fees earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Lance Myers	$22,100	$—	$—	$—	$—	$—	$22,100
Dean L. Ryder	25,000	—	—	—	—	—	25,000
Jack Schwartz	28,750	—	—	—	—	—	28,750
Sylvia S. Shulman	19,500	—	—	—	—	—	19,500
Lewis D. Siegel	25,000	—	—	—	—	—	25,000

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended July 31, 2008, the Compensation Committee was comprised only of non-employee independent directors. There were no interlocks or other relationships among the Company’s executive officers and directors that are required to be disclosed under applicable executive compensation disclosure regulations.

Compensation Committee Report

The Compensation Committee of the Board oversees our compensation program on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in the Company’s Annual Report on Form 10-K, and this Proxy Statement. In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K, and this Proxy Statement.

Executive Compensation Committee:

Lance D. Myers
Dean L. Ryder
Jack Schwartz
Lewis D. Siegel

Policy for Hiring Former Employees of the Independent Registered Public Accounting Firm

The Company has instituted a policy that it will not hire a chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position who was employed by its independent registered public accounting firm and participated in any capacity in the audit of the Company during the one-year period preceding the date of potential hiring.

Report of the Audit Committee

As required by the applicable regulations adopted by the Securities and Exchange Commission covering audit committees, the following matters have been complied with by the Audit Committee: The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with D’Arcangelo & Co., LLP, the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as such may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from D’Arcangelo & Co., LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), as may be modified or supplemented, and has discussed with D’Arcangelo & Co., LLP, the independent registered public accounting firm’s independence. Based upon the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K through incorporation by reference in the Company’s Annual Report to Shareholders for the fiscal year ended July 31, 2008.

Under the terms of its charter, the Committee approves fees paid by the Company to the independent registered public accounting firm. For the fiscal year ended July 31, 2008, the Company paid the following fees to D’Arcangelo & Co., LLP:

Audit fees	$85,124
Financial information system design and implementation fees	None
All other fees—(includes tax and accounting consulting services)	15,097

Total Fees	$100,221

The Audit Committee of the Board of Directors has considered whether the non-audit services rendered by the independent registered public accounting firm are compatible with an auditor maintaining its independence. The Audit Committee has determined that the rendering of such services is compatible with D’Arcangelo & Co., LLP maintaining its independence.

Audit Committee:

Jack Schwartz, Chairman
Dean L. Ryder
Lewis D. Siegel

The materials referred to above under “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Board Interlocks and Insider Participation

Lloyd J. Shulman, a member of the Board of the Company, serves as an officer and director of Weinstein Enterprises, inc., which is the beneficial owner of 45.16% of the outstanding common stock of the Company through its wholly-owned subsidiaries: (i) Gailoyd Enterprises Corp., which directly owns 33.24% of the outstanding common stock of the Company and (ii) Celwyn Company, Inc. which directly owns 11.92% of the outstanding common stock of the Company. Lloyd J. Shulman also serves as an officer and director of Gailoyd Enterprises Corp. and of Celwyn Company Inc. Sylvia W. Shulman, a member of the Board of the Company, also serves as a director of Weinstein Enterprises, Inc., Gailoyd Enterprises Corp., and Celwyn Company, Inc.

Independent Registered Public Accounting Firm

Subject to ratification by the shareholders, the Board of Directors of the Company, on the recommendation of the Audit Committee, has selected D’Arcangelo & Co., LLP, as the independent registered public accounting firm, to examine the financial statements of the Company and its subsidiaries for the fiscal year ending July 31, 2009. This firm first became the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ended July 31, 1996. D’Arcangelo & Co., LLP, has no direct or indirect financial interest in the Company.

If the selection of D’Arcangelo & Co., LLP, is not ratified by the shareholders, or if after ratification, that firm for any reason becomes unable or ineligible to serve, the selection of other independent auditors will be considered by the Audit Committee and the Board. Representatives of the independent registered public accounting firm are expected to be present at the annual meeting with the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Certain Transactions

During fiscal 2008, the Company paid Enterprises total rentals of $825,000 for leases on which two of the Company’s real estate properties are located and interest of $102,211 on a mortgage held by Enterprises on the Jowein building, Brooklyn, New York. The Company paid a director, who also is a beneficial owner of greater than 10% of the outstanding common stock of the Company, interest of $75,000 on an unsecured note. In the opinion of the Company, the rentals and interest paid to Enterprises and the director are no more favorable than would be payable for comparable properties, mortgages and loans, respectively, in arms-length transactions with non-affiliated parties.

Certain Relationships and Related Transactions

During fiscal 2008, the Company retained the law firm of Holland & Knight LLP, Special Counsel for various legal services. Lance D. Myers, Esq., a director of the Company, is a partner in the law firm of Holland & Knight LLP. The firm renders legal services to the Company and such services are expected to continue to be provided to the Company in the future. This firm first became the Special Counsel of the Company and its subsidiaries in March 2000 and has no direct or indirect financial interest in the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and any persons who own more than 10% of the Company’s stock, to file reports of ownership and changes in ownership of J.W. Mays, Inc. stock with the Securities and Exchange Commission.

The Company believes that during the fiscal year ended July 31, 2008, all Section 16(a) filings applicable to its executive officers, directors and greater than 10% beneficial owners affiliated with the Company were timely made.

Background

The Company discontinued the retail department store segment of its operations on January 3, 1989. The Company has continued its real estate operation, including but not limited to the sale/purchase and/or lease of properties, as conducted prior to the discontinuance of its retail department store segment.

Other Information

Effective September 13, 2008, the Company renewed its directors and officers liability insurance policy in the aggregate amount of $5 million. The policy expires September 13, 2009. The insurer is the Illinois National Insurance Company. No sums have been paid under any directors and officers liability insurance policy.

The Board of Directors is not aware, at the date hereof, of any other matter to be presented which is a proper subject for action by the shareholders at the meeting. If any other matter comes before the meeting, it is intended that the persons named in the accompanying form of proxy will vote thereon at their discretion.

Amendment to By-Laws

The Board of Directors, at its meeting of November 20, 2007, by resolution, adopted an amendment to the By-Laws of the Company, effective December 31, 2007, to give effect that the Company’s listed securities be eligible for a Direct Registration Program.

The purpose of the amendment is to comply with FINRA rules and regulations that all NASDAQ-listed securities must be eligible for a Direct Registration Program.

Method and Cost of Solicitation of Proxies

The Company will pay the cost of soliciting proxies. In addition to solicitation by mail, employees of the Company may request the return of proxies personally, by telephone or other electronic means if proxies are not received promptly and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and the Company will reimburse them, on request, for their reasonable out-of-pocket expenses.

Deadline for Shareholder Proposals for the Year 2009 Annual Meeting of Shareholders

Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders for 2009 must be received at the Company’s executive offices for inclusion in its Proxy Statement and form of proxy relating to that meeting no later than the close of business June 13, 2009.

Annual Report

The Company’s Annual Report to Shareholders for the fiscal year ended July 31, 2008, which is not a part of this Proxy Statement and is not proxy soliciting material, accompanies this Proxy Statement.

By order of the Board of Directors,

SALVATORE CAPPUZZO Secretary

Dated:	Brooklyn, New York October 13, 2008

ANNUAL MEETING OF SHAREHOLDERS OF

J. W. MAYS, INC.

November 25, 2008

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

20730300000000000000 9 112508

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.		Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	Mark S. Greenblatt
Lance D. Myers
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Dean L. Ryder
Jack Schwartz
Lloyd J. Shulman
☐	FOR ALL EXCEPT (See instructions below)	Sylvia W. Shulman
Lewis D. Siegel

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to fix the number of directors to be elected at seven.	☐	☐	☐

3.	To ratify the appointment of D’Arcangelo & Co., LLP, as the Company’s independent auditors for the Company’s fiscal year ending July 31, 2009.	☐	☐	☐

4.	In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK, SIGN, AND DATE BELOW AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.



J. W. MAYS, INC.

PROXY
ANNUAL MEETING OF SHAREHOLDERS - NOVEMBER 25, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of J. W. MAYS, INC. (the “Company”) to be held November 25, 2008 and the related proxy statement; (b) appoints LLOYD J. SHULMAN, MARK S. GREENBLATT and WARD N. LYKE, JR. and each of them, attorneys and proxies, with full power of substitution in each, for and on behalf of the undersigned, to vote at the Annual Meeting of Shareholders of J. W. Mays, INC. to be held November 25, 2008 (including any adjournment thereof) the number of shares of common stock that the undersigned is entitled to vote and with all powers the undersigned would possess if personally present, as specified with respect to the matters described in the accompanying Proxy Statement dated October 13, 2008 and upon such other matters as may properly come before such meeting; and (c) revokes any proxies previously given.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2 AND 3. THE PROXIES WILL USE THEIR DISCRETION WITH REGARD TO ANY MATTER REFERRED TO IN ITEM 4 ON THE REVERSE SIDE.

(Continued and to be marked, signed, and dated on the reverse side)

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